Exhibit 1.2

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SELECTED DEALER AGREEMENT

May 31, 2013

SELECTED DEALER AGREEMENT

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Each of Dividend Capital Diversified Property Fund Inc., a Maryland corporation (the “Company”), Dividend Capital Securities LLC, a Colorado limited liability company (the “Dealer Manager”) and Dividend Capital Total Advisors LLC, a Delaware limited liability company (the “Advisor”), hereby confirms its agreement with Raymond James & Associates, Inc., a Florida corporation (“Raymond James”), as follows:

1. Introduction. The Company is conducting an offering of up to $3,000,000,000 in any combination of Class A, Class I and Class W shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) (including $2,250,000,000 in Shares to be offered in the primary offering (the “Primary Offering”) and $750,000,000 in Shares to be offered pursuant to the Company’s distribution reinvestment plan (“DRIP”), subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus (as defined below)), registered pursuant to the Registration Statement (as defined below) at the per share prices set forth in the Registration Statement from time to time (subject to certain volume and other discounts described therein) (the “Offering”). The Shares are more fully described in the Registration Statement.

This Selected Dealer Agreement (the “Agreement”) sets forth the understandings and agreements among the parties hereto whereby Raymond James will offer and sell on a best efforts basis for the account of the Company (i) a maximum of $300,000,000 in Class I Shares to be sold in the Primary Offering and (ii) additional Class I Shares pursuant to the DRIP up to the maximum amount permitted pursuant to the Registration Statement.

Raymond James is hereby invited to, and agrees to, act as a selected dealer for the Offering with respect to Class I Shares only, subject to the other terms and conditions set forth below. As between the Company and the Dealer Manager, the terms of the Dealer Manager Agreement (as defined below) shall continue to govern their agreement with respect to the Offering and Raymond James’s engagement hereby, and Raymond James shall be considered a Dealer (as defined in the Dealer Manager Agreement), except to the extent inconsistent with this Agreement.

2.	Representations and Warranties

I. Representations and Warranties of the Company

The Company represents, warrants and covenants with Raymond James for Raymond James’s benefit that, as of the date hereof and at all times during the Managed Offering Term (as defined below):

(a) Registration Statement, Preliminary Prospectus, Prospectus and Issuer Free Writing Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) an effective registration statement on Form S-11 (File No. 333-175989), for the registration of up to $3,000,000,000 in Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the regulations thereunder (the “Regulations”). The Company filed a post-effective amendment to the registration statement on May 21, 2013, which included a preliminary prospectus dated May 21, 2013 and a preliminary prospectus supplement dated May 21, 2013 (collectively, the “Preliminary Prospectus”). The registration statement, as amended, and the prospectus (including any Preliminary Prospectus, to the extent not superseded by another prospectus), as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Securities Act, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as so amended or supplemented to date, and if any Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either of such Rules from and after the date on which it shall have been filed with the Commission. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) to be used or delivered by the Company or any of its affiliates or Raymond James in connection with the Offering of the Shares to Raymond James customers that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any written communication not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any electronic road show or any other written communications approved in writing in advance by Raymond James or previously filed by the Company with the Commission pursuant to Rule 433 under the Securities Act in connection with the commencement of the Managed Offering (defined below).

(b) Compliance with the Securities Act. The Registration Statement has been prepared and filed by the Company and has been declared effective by the Commission and is effective in the states and jurisdictions indicated in the Blue Sky Memorandum (defined in Section 4(I)(d) herein), as updated from time to time pursuant to the terms of Section 4(I)(d). Neither the Commission nor any such state securities authority has issued any order preventing or suspending the use of the Preliminary Prospectus or any Prospectus filed with the Registration Statement or any amendments or supplements thereto and no proceedings for that purpose have been instituted, or to the Company’s knowledge, are threatened or contemplated by the Commission or by any of the state securities authorities. The Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Registration Statement became effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto (1) complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the Regulations and (2) did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent through the last day of the Managed Offering Term, the Prospectus will comply in all material respects with the requirements of the Securities Act and the

Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Prospectus or Preliminary Prospectus delivered to Raymond James will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any Issuer Free Writing Prospectus has complied and will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. The Company makes no representation and warranty with respect to any statements or omissions made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information provided in writing by Raymond James.

(c) The Company. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Maryland with full power and authority to conduct the business in which it is engaged as described in the Prospectus, including without limitation to acquire properties as more fully described in the Prospectus, including land and buildings, as well as properties upon which buildings are to be constructed for the Company or to be owned by the Company (the “Properties”) or make loans, or other permitted investments as referred to in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Material Adverse Effect” means a material adverse effect on, or material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(d) The Shares. The Shares, when issued, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares has been validly and sufficiently taken. All shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company.

(e) Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.” Except as disclosed in the Prospectus: (i) no shares of Common Stock have been or are to be reserved for any purpose; (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company; provided that owners of units (“OP Units”) of partnership interests in Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”) have certain redemption rights that may result in issuances of Common Stock pursuant to the terms of the limited partnership agreement of the Operating Partnership. All the outstanding OP Units in the Operating Partnership have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive right, right of first refusal or similar rights.

(f) Violations. Neither the Company nor any subsidiary thereof is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which any of them may be bound or to which any of the respective properties or assets of such entity is subject (collectively, “Company Agreements and Instruments”); or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its property, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, that certain Dealer Manager Agreement between the Dealer Manager and the Company, as may be amended or restated from time to time, (the “Dealer Manager Agreement”) and the Advisory Agreement between the Company and the Advisor, as may be amended or restated from time to time, (the “Advisory Agreement”), and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Estimated Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Company Repayment Event (as defined below) under any of the Company Agreements and Instruments, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of the Company or any subsidiary thereof (except for such conflicts, breaches, defaults or Company Repayment Events or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of the Company or any subsidiary thereof; or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary thereof. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset.

(g) Financial Statements. The consolidated financial statements of the Company and the financial statements of each entity acquired by the Company (each, an “Acquired Entity”) including the schedules and notes thereto, which have been filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company, its consolidated subsidiaries and each such Acquired Entity, as applicable, as of the date indicated and the results of its operations, stockholders’ equity and cash flows of the Company, and its consolidated subsidiaries and each such Acquired Entity, as applicable, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis or, if such entity is a foreign entity, such other accounting principles applicable to such foreign entity, (except as may be expressly stated in the related notes thereto) and comply with the requirements of Regulation S-X promulgated by the Commission. KPMG LLP, whose report is filed with the Commission as a part of the Registration Statement, is, with respect to the Company and its subsidiaries, an independent accountant as required by the Securities Act and the Regulations and have been registered with the Public Company Accounting Oversight Board. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h) No Subsequent Material Events. Since the date as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, (a) there has not been any Material Adverse Effect, (b) there have not been any material transactions entered into by the Company or the Operating Partnership except in the ordinary course of business, (c) there has not been any material increase in the long-term indebtedness of the Company or the Operating Partnership and (d) except for regular distributions on the Common Stock paid in cash or reinvested in Shares through the Company’s distribution reinvestment plan, there has been no distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i) Investment Company Act. Neither the Company nor the Operating Partnership will become by virtue of the transactions contemplated by this Agreement and the application of the net proceeds therefrom as contemplated in the Prospectus, and does not intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and both the Company and the Operating Partnership will exercise reasonable diligence to ensure that neither becomes an “investment company” within the meaning of the Investment Company Act of 1940.

(j) Authorization of Agreements. This Agreement, the Dealer Manager Agreement and the Advisory Agreement between the Company, the Dealer Manager and the Advisor, as applicable, have been duly and validly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, except to the extent that (i) enforceability may be limited by (x) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (y) the effect of general principles of equity; or (ii) the enforceability of the indemnity and/or contribution provisions contained in the Dealer Manager Agreement, the Advisory Agreement and Section 8 of this Agreement, as applicable, may be limited under applicable securities laws and the Company’s charter.

(k) Description of Agreements. The Company is not a party to or bound by any contract, lease agreement, or other instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described and filed as required and all descriptions of any such leases, contracts, or other agreements or documents contained in the Prospectus are accurate in all material respects and present fairly in all material respects the information required to be disclosed.

(l) Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the “Code”) for qualification and taxation of the Company as a real estate investment trust. Commencing with its taxable year ending December 31, 2006, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code and its actual method of operation has enabled it and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(m) Gramm-Leach-Bliley Act and USA Patriot Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act and applicable provisions of the USA Patriot Act.

(n) Sales Material. All advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) to be used or delivered by the Company or any of its affiliates or Raymond James in connection with the Offering of the Shares to Raymond James customers, including such advertising and supplemental sales literature to be used in any electronic road show, will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. Furthermore, all such advertising and supplemental sales literature has, or will have, received all required regulatory approval, which may include but is not limited to, the approval of the Commission and state securities agencies, as applicable, but excludes any approval or review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), prior to use. Any required consent and authorization has been obtained for the use of any trademark or service mark in any sales literature or advertising delivered by the Company to Raymond James or approved by the Company for use by Raymond James and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

(o) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity securities of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equity other than such Liens, claims or equities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the outstanding shares of equity securities of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only direct subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the subsidiaries listed on Exhibit 21 to the Registration Statement or such amendment to the Registration Statement.

(p) No Pending Action. There is no action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened or contemplated before or by any arbitrator, court or other government body, domestic or foreign, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of its respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect other properties or assets of the Company or any subsidiary thereof.

(q) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Dealer Manager Agreement, and the Advisory Agreement, in connection with the Offering, issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement, the Dealer Manager Agreement, and the Advisory Agreement, except for such as are specifically set forth in this Agreement and such as have been already made or obtained under the Securities Act, the Exchange Act, the rules of FINRA, including NASD rules, or as may be required under the securities laws of the states and jurisdictions indicated in the Blue Sky Memorandum (defined in Section 4(I)(d) of this Agreement).

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except such Governmental Licenses, the failure of which to possess, would not reasonably be expected to have a Material Adverse Effect), and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses; such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(t) Partnership Agreements. Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Company Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(u) Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and insurable or good, valid and, with respect to U.S. properties, insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) there are no Liens, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries taken as a whole; (iv) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through easements (insured easements with respect to U.S. properties), except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except in each case such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Insurance. The Company and/or its subsidiaries have title insurance on all U.S. real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all U.S. real property and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original purchase price paid to the sellers of such property, except as otherwise disclosed in the Prospectus, and the Company or one of its subsidiaries is entitled to all benefits of the insured thereunder. With respect to any non-U.S. real property described in the Prospectus as being owned or leased by the Company’s subsidiaries, each such subsidiary has received a title opinion or title certificate or other customary evidence of title assurance, as appropriate for the respective jurisdiction, showing good and indefeasible title to such properties in fee simple or valid leasehold estate or its respective equivalent, as the case may be, vested in the applicable subsidiary. Each property described in the Prospectus is insured by extended coverage hazard and casualty insurance carried by either the tenant or the Company or its subsidiaries in amounts and on such terms as are customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and either the tenant or the Company or its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured and/or loss payee, as applicable, on all policies (except workers’ compensation) required under the leases for such properties.

(w) Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below) in violation of applicable Environmental Laws (as defined below) except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law that would reasonably be expected to have a Material Adverse Effect or could result in a violation of any applicable Environmental Laws, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling for any work, repairs, construction, alterations, removal or remedial action or installation by the Company or any of its subsidiaries on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials or mold in such properties or otherwise, except for any violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any such work, repairs, construction, alterations, removal or remedial action or installation, if required or called for, which would not result in the incurrence of liabilities by the Company, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any information which may serve as the basis for any such notice that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any environmental condition on any of the properties or improvements of the Company or any of its subsidiaries that could reasonably be expected to give rise to the imposition of any Lien under any Environmental Laws except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (v) to the Company’s knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.

(x) Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby, except for certain registration rights which have been granted pursuant to the limited partnership agreement of the Operating Partnership.

(y) Finders’ Fees. Neither the Company nor any affiliate thereof has received or is entitled to receive, directly or indirectly, a finder’s fee or similar fee from any person other than as described in the Prospectus in connection with the acquisition, or the commitment for the acquisition, of the Properties by the Company.

(z) Taxes. The Company and each of its subsidiaries has filed all material federal, state and foreign income tax returns and all other material tax returns which have been required to be filed on or before the due date thereof (taking into account all extensions of time to file) and all such tax returns are correct and complete in all material respects. The Company has paid or provided for the payment of all taxes reflected on its tax returns and all assessments received by the Company and each of its subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no audits, deficiencies or assessments pending against the Company or its subsidiaries relating to income taxes, except where the Company is contesting such audit, deficiency or assessments in good faith.

(aa) Internal Controls. The Company, the Operating Partnership and their subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of December 31, 2012 and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Disclosure Controls and Procedures. The Company, the Operating Partnership and their subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective as of December 31, 2012.

(cc) Net Asset Value Calculation and Valuation Procedures. The Company is conducting its valuations in accordance with the valuation procedures set forth in the Prospectus. The valuation of the Company’s real property portfolio is managed by Altus Group U.S., Inc. (“Altus”), an independent valuation firm approved by the Company’s board of directors.

(dd) Share Redemption Program. The Company’s share redemption program for Class A, Class W and Class I Shares is currently in effect, operates as set forth in the Prospectus, and has not been amended, suspended or terminated.

(ee) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) No Undisclosed Relationships. To the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company, the Operating Partnership, the Advisor, Dividend Capital Total Advisors Group LLC (the “Sponsor”) or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or affiliates of the Company, the Operating Partnership, the Advisor, the Sponsor or any of their respective subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of FINRA to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh) No Acquisitions or Dispositions. There are no material contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company and its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described.

(ii) No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Shares pursuant to the Securities Act.

(jj) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is based on or derived from sources that the Company believes are reliable and accurate in all material respects and the Company has obtained, if required, the written consent to the use of such data from sources requiring consent.

(kk) No Fiduciary Duty. The Company acknowledges and agrees that Raymond James is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Raymond James is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Raymond James shall have no responsibility or liability to the Company with respect thereto. Any review by Raymond James of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Raymond James and shall not be on behalf of the Company.

II. Representations and Warranties of the Dealer Manager

The Dealer Manager represents, warrants and covenants with Raymond James for Raymond James’s benefit that, as of the date hereof and at all times during the Managed Offering Term:

(a) Violations. Neither the Dealer Manager nor any subsidiary thereof is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which any of them may be bound or to which any of the respective properties or assets of such entity is subject (collectively, “Dealer Manager Agreements and Instruments”); or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any of its property, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance by the Dealer Manager of this Agreement, the Dealer Manager Agreement and the Selected Dealer Agreements between the Dealer Manager and, with the exception of Raymond James, each of the selected dealers soliciting subscriptions for shares of the Company’s common stock pursuant to the Offering (collectively, the “Selected Dealer Agreements”), and the consummation of the transactions contemplated herein and therein and compliance by the Dealer Manager with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Dealer Manager Repayment Event (as defined below) under any of the Dealer Manager Agreements and Instruments, or result in the creation or imposition of any Lien upon any property or assets of the Dealer Manager or any subsidiary thereof (except for such conflicts, breaches, defaults or Dealer Manager Repayment Events or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of the Dealer Manager or any subsidiary thereof; or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any of its properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Dealer Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an Issuer Entity or any respective subsidiary thereof.

(b) Authorization of Agreements. This Agreement, the Dealer Manager Agreement and the Selected Dealer Agreements have been duly and validly authorized, executed and delivered by the Dealer Manager, and constitute valid, binding and enforceable agreements of the Dealer Manager, except to the extent that (i) enforceability may be limited by (x) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (y) the effect of general principles of equity; or (ii) the enforceability of the indemnity and/or contribution provisions contained in the Dealer Manager Agreement, the Selected Dealer Agreements and Section 8 of this Agreement, as applicable, may be limited under applicable securities laws.

(c) The Dealer Manager. The Dealer Manager has been duly formed and validly exists as a limited liability company in good standing under the laws of the State of Colorado with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Dealer Manager is duly qualified to do business as a foreign entity and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Sales Material. Except as otherwise agreed by Raymond James, all advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) to be used or delivered by the Company or any of its affiliates or Raymond James in connection with the Offering of the Shares to Raymond James customers has, or will have, to the extent required, been reviewed by the FINRA Advertising Review Department and revised in accordance with any comments received by the FINRA Advertising Review Department, prior to use.

(e) No Fiduciary Duty. The Dealer Manager acknowledges and agrees that Raymond James is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Dealer Manager or any other person. Additionally, Raymond James is not advising the Dealer Manager or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Raymond James shall have no responsibility or liability to the Dealer Manager with respect thereto. Any review by Raymond James of the Dealer Manager, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Raymond James and shall not be on behalf of the Dealer Manager.

(f) No Pending Action. There is no action, suit, proceeding or investigation pending, or, to the knowledge of the Dealer Manager, threatened or contemplated before or by any arbitrator, court or other government body, domestic or foreign, against or affecting the Dealer Manager or any subsidiary thereof which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Dealer Manager or any subsidiary thereof is a party or of which any of its respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect other properties or assets of the Dealer Manager or any subsidiary thereof.

III. Representations and Warranties of the Advisor

The Advisor represents, warrants and covenants with Raymond James for Raymond James’s benefit that, as of the date hereof and at all times during the Managed Offering Term:

(a) Violations. Neither the Advisor nor any subsidiary thereof is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which any of them may be bound or to which any of the respective properties or assets of such entity is subject (collectively, “Advisor Agreements and Instruments”); or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its property, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance by the Advisor of this Agreement and the Advisory Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Advisor with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Advisor Repayment Event (as defined below) under any of the Advisor Agreements and Instruments, or result in the creation or imposition of any Lien upon any property or assets of the Advisor or subsidiary thereof (except for such conflicts, breaches, defaults or Advisor Repayment Events or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of the Advisor or any subsidiary thereof; or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect. As used herein, an “Advisor Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Advisor or any subsidiary thereof.

(b) Authorization of Agreements. This Agreement and the Advisory Agreement have been duly and validly authorized, executed and delivered by the Advisor and constitute valid, binding and enforceable agreements of the Advisor, except to the extent that (i) enforceability may be limited by (x) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (y) the effect of general principles of equity; or (ii) the enforceability of the indemnity and/or contribution provisions contained in the Advisory Agreement and Section 8 of this Agreement, as applicable, may be limited under applicable securities laws.

(c) The Advisor. The Advisor has been duly formed and validly exists as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Advisor is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) No Fiduciary Duty. The Advisor acknowledges and agrees that Raymond James is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Advisor or any other person. Additionally, Raymond James is not advising the Advisor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Advisor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Raymond James shall have no responsibility or liability to the Advisor with respect thereto. Any review by Raymond James of the Advisor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Raymond James and shall not be on behalf of the Advisor.

(e) No Undisclosed Relationships. To the Advisor’s knowledge, no relationship, direct or indirect, exists between or among the Company, the Operating Partnership, the Advisor, the Sponsor or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or affiliates of the Company, the Operating Partnership, the Advisor, the Sponsor or any of their respective subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of FINRA to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(f) No Pending Action. There is no action, suit, proceeding or investigation pending, or, to the knowledge of the Advisor, threatened or contemplated before or by any arbitrator, court or other government body, domestic or foreign, against or affecting the Advisor or any subsidiary thereof which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Advisor or any subsidiary thereof is a party or of which any of its respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect other properties or assets of the Advisor or any subsidiary thereof.

3. Sale of Shares

(a) Purchase of Shares. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company and the Dealer Manager hereby appoint Raymond James as a selected dealer (i) with respect to Class I Shares sold in the Primary Offering through the Managed Offering Term and (ii) with respect to DRIP Shares purchased with distributions paid by the Company on such Shares sold by Raymond James during the period from the date hereof to the date that the Offering is terminated (the “Effective Term”). Subject to the performance by the Company of all obligations to be performed by it hereunder and the completeness and accuracy of all of its representations and warranties, Raymond James agrees to use its best efforts, during the Managed Offering Term, to offer and sell up to $300,000,000 in Class I Shares in the Primary Offering at the price terms stated in the Prospectus, as the same may be adjusted from time to time (the “Managed Offering”). The term “Managed Offering Term” means the period from the date hereof to the earlier of (a) written notice from the Company or the Dealer Manager to Raymond James, or written notice from Raymond James to the Company or the Dealer Manager, terminating the Managed Offering and (b) July 31, 2013, unless extended in writing by the Company and Raymond James.

The Class I Shares sold in the Primary Offering during the Managed Offering Term shall be offered to the public at a purchase price payable in cash equal to the Company’s net asset value (“NAV”) per share applicable to Class I Shares being purchased on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus). For stockholders who participate in the DRIP, the cash distributions attributable to the Class I Shares that each stockholder owns will be automatically invested in additional Class I Shares. The Shares issued pursuant to the DRIP (“DRIP Shares”) are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share applicable to the Class I Shares being purchased (as calculated in accordance with the procedures described in the Prospectus). Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Raymond James by the Company or the Dealer Manager, a minimum initial purchase of $2,000 in Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least $100 in Shares. The Shares are nonassessable. Raymond James hereby agrees to place any order for the full purchase price.

The purchase of Class I Shares must be made during the offering period described in the Prospectus, or after such offering period in the case of purchases made pursuant to the DRIP. Each properly completed Order Form (as defined below) and payment, both properly submitted to the Company as described below, are hereinafter collectively defined as an “Order”. An order form for Class I Shares as mutually agreed upon by Raymond James, the Dealer Manager and the Company substantially similar to the form of subscription agreement attached to the Prospectus (each an “Order Form”) must be completed and submitted to the Company for all investors. The process of (a) submitting Order Forms to the Company or its agents, (b) submitting payment for the Shares and (c) accepting Orders shall be separately agreed by the Company, the Dealer Manager and Raymond James. Raymond James agrees that it will comply with Rule 15c2-4 under the Exchange Act in connection with its transmission of payments for Class I Shares. If Raymond James desires to coordinate Orders to be submitted and accepted on a single closing date, the Company and the Dealer Manager shall use commercially reasonable efforts and act in good faith to cooperate with such request. The parties acknowledge that any receipt by Raymond James of payments for subscriptions for Shares shall be effected solely as an administrative convenience, and such receipt of payments shall not be deemed to constitute acceptance of Orders to purchase Shares or sales of Shares by the Company.

Orders received in good order and processed by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the Class I Shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Orders received in good order and processed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the Class I Shares being purchased calculated at the end of the next business day, in accordance with the procedures described in the Prospectus.

All Orders solicited by Raymond James will be strictly subject to review and acceptance by the Company and the Company reserves the right in its absolute discretion to reject any Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. The Company must promptly accept or reject such Order. If the Company elects to reject such Order, within 10 business days after such rejection, it will notify the purchaser and Raymond James of such fact and cause the return of such purchaser’s funds submitted with such application. If Raymond James receives no notice of rejection within the foregoing time limits, the Order shall be deemed accepted. Raymond James agrees to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each potential purchaser of Shares based on information provided by such purchaser regarding, among other things, such purchaser’s age, investment experience, income, net worth, financial situation, investment objectives, and other investments of such potential purchaser. Raymond James agrees to maintain copies of the Orders received from investors and of the other information obtained from investors, including the Order Forms, for a minimum of 6 years from the date of sale and will make such information available to the Company upon request by the Company.

(b) Closing Dates and Delivery of Shares. In no event shall a sale of Shares to an investor be completed until at least five business days after the date the investor receives a copy of the Prospectus. Orders for Class I Primary Shares (as defined below) shall be submitted by Raymond James to the Company as set forth in this Agreement on mutually agreed upon closing dates; provided that there shall be no more than two of such closing dates during the term of this Agreement (each such date, a “Closing Date”). Shares will be issued as described in the Prospectus. Share issuance dates for purchases made pursuant to the DRIP will be as set forth in the DRIP.

(c) Dealers. The Shares offered and sold under this Agreement shall be offered and sold only by Raymond James, a member in good standing of FINRA. During the Managed Offering Term, the Company, the Dealer Manager and affiliates thereof agree to participate in Raymond James’s marketing efforts to the extent that Raymond James may reasonably request and, without limiting the generality of the foregoing, agree to visit Raymond James’s offices as Raymond James may reasonably request.

(d) Compensation. As set forth on Schedule 1 to this Agreement, the Dealer Manager will reallow the dealer manager fees as described in the Prospectus (“Dealer Manager Fees”) with respect to Class I Primary Shares sold through Raymond James during the Managed Offering Term pursuant to this Agreement and DRIP Shares purchased with distributions paid on such Shares; provided, however, that Raymond James’s right, if any, to receive Dealer Manager Fees with respect to Shares sold in this Offering shall cease upon the earlier to occur of the following: (i) a listing of the Class I Shares on a national securities exchange; (ii) after the termination of the Offering, the aggregate selling commissions paid on Class A Shares in the Offering as described in the Prospectus (“Selling Commissions”), distribution fees as described in the Prospectus (“Distribution Fees”), Dealer Manager Fees, Primary Dealer Fee (as defined below) and all other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid in connection with this Offering equaling 10.0% of the gross proceeds raised from the sale of Shares in the Primary Offering (“Primary Shares”), as determined in good faith by the Dealer Manager in its sole discretion, or (iii) such Shares no longer being outstanding, for example (without limitation), upon their redemption or other repurchase by the Company, upon the dissolution of the Company, or upon a merger or other extraordinary transaction in which the Company is a party and in which the Shares are exchanged for cash or other securities. Further, upon the date when the Dealer Manager is notified that Raymond James is no longer the broker-dealer of record with respect to the Shares sold by Raymond James giving rise to the Dealer Manager Fees, then Raymond James’s entitlement to the Dealer Manager Fees related to such Shares shall cease, and beginning on such date, the Dealer Manager Fees may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. Raymond James agrees to promptly notify the Dealer Manager upon becoming aware that it should no longer be the broker-dealer of record with respect to any or all of the Shares sold by Raymond James. The Dealer Manager may also reallow some or all of the Dealer Manager Fees to other broker-dealers who provide services with respect to the Shares (“Additional Servicing Dealers”) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. Raymond James affirms that the Dealer Manager’s liability for the Dealer Manager Fees to be received by Raymond James is limited solely to the Dealer Manager Fees received by the Dealer Manager from the Company with respect to Shares sold by Raymond James pursuant to this Agreement. Raymond James hereby waives any and all rights to receive payment of such Dealer Manager Fees until such time as the Dealer Manager is in receipt of such Dealer Manager Fees from the Company.

In addition, a primary dealer fee applicable to the Class I Primary Shares sold by Raymond James during the Managed Offering Term is set forth on Schedule 1 to this Agreement (the “Primary Dealer Fee”). As set forth in the Prospectus, the Dealer Manager will reallow to Raymond James the Primary Dealer Fee applicable to the Class I Primary Shares sold by Raymond James during the Managed Offering Term provided that (i) the Primary Dealer Fee shall only apply to sales of Class I Primary Shares made by Raymond James before July 31, 2013 (unless extended by the Company, through written notice to the Dealer Manager), and (ii) the total gross proceeds raised with respect to which the Primary Dealer Fee will apply may not exceed $300 million. For these purposes, a “sale of Class I Primary Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the Primary Dealer Fee to the Dealer Manager in connection with such transaction. Raymond James affirms that the Dealer Manager’s liability for the Primary Dealer Fee to be received by Raymond James is limited solely to the Primary Dealer Fee received by the Dealer Manager from the Company with respect to Class I Primary Shares sold by Raymond James pursuant to this Agreement. Raymond James hereby waives any and all rights to receive payment of such Primary Dealer Fee due until such time as the Dealer Manager is in receipt of such Primary Dealer Fee from the Company.

Raymond James, in its sole discretion, may authorize the Dealer Manager to deposit any fees or payments due to it pursuant to this Agreement directly to its bank account. If Raymond James so elects, Raymond James shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

Raymond James acknowledges and agrees that no Primary Dealer Fee will be paid in respect of the sale of any DRIP Shares.

In addition, as set forth in the Prospectus, the Dealer Manager will reimburse Raymond James for reasonable bona fide due diligence expenses incurred by Raymond James. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Raymond James and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Raymond James shall provide a detailed and itemized invoice for any such due diligence expenses and no such expenses shall be reimbursed absent a detailed and itemized invoice.

Except for the arrangements described in the “Plan of Distribution” section of the Prospectus, the Company represents that neither it nor any of its affiliates have offered or sold any Shares pursuant to this Offering, other than directly to the Company’s officers and directors, and agrees that, during the Managed Offering Term, the Company will not offer or sell any Shares otherwise than through the Dealer Manager as provided in the Dealer Manager Agreement, Raymond James as herein provided, the selected dealers other than Raymond James as provided in the Selected Dealer Agreements and agreements with registered investment advisors, except for the issuer direct sales described in the “Plan of Distribution” section of the Prospectus.

(e) Finders Fee. Neither the Company nor Raymond James shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that normal Selling Commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

4. Covenants.

I. Company Covenants. The Company covenants and agrees with Raymond James that it will:

(a) Commission Orders. Use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Raymond James and confirm the notice in writing if requested, (i) when any post-effective amendment to the Registration Statement becomes effective during the Managed Offering Term, (ii) of the issuance by the Commission or any state securities authority of any jurisdiction of any stop order or of the initiation, or the threatening (for which it has knowledge), of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution or threatening (for which it has knowledge) of any proceedings for any of such purposes, (iii) during the Managed Offering Term, of the receipt of any material comments from the Commission with respect to the Registration Statement, the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other filings, (iv) during the Managed Offering Term, of any request by the Commission for any amendment to the Registration Statement as filed or any amendment or supplement to the Prospectus or for additional information relating thereto and (v) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason. The Company will use its best efforts to prevent the issuance by the Commission of a stop order or a suspension order and if the Commission shall enter a stop order or suspension order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company shall not accept any order for Shares during the effectiveness of any stop order or if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

(b) Registration Statement. Deliver to Raymond James without charge promptly after the Registration Statement and each amendment or supplement thereto becomes effective, such number of copies of the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus, the Registration Statement and supplements and amendments thereto, if any (without exhibits), as Raymond James may reasonably request. Unless Raymond James is otherwise notified in writing by the Company; the Company hereby consents to the use of any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto by Raymond James both in connection with the Managed Offering and for such period of time thereafter as the Prospectus is required to be delivered in connection therewith.

(c) “Blue Sky” Qualifications. Endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states and the District of Columbia and to maintain such qualification, except in those jurisdictions Raymond James may reasonably designate; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless Raymond James agrees that such action is not at the time necessary or advisable, file and make such statements or reports as are or may reasonably be required by the laws of such jurisdiction.

(d) “Blue Sky” Memorandum. To furnish to Raymond James, and Raymond James may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Raymond James (with the understanding that DLA Piper LLP (US) shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Raymond James from time to time to reflect changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(e) Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements the Securities Act or the Regulations, the Company will forthwith notify a Raymond James representative in the Raymond James legal department, further, the Company shall prepare and furnish without expense to Raymond James, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.

(f) Delivery of Periodic Filings. During the Managed Offering Term, the Company shall include with any prospectus or “investor kit” delivered to Raymond James for distribution to potential investors in connection with the Managed Offering a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or a supplement to the Prospectus containing the material information from such reports.

(g) Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder and, during the Managed Offering Term, shall furnish such information to Raymond James, confirmed in writing.

(h) Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder and, during the Managed Offering Term, shall furnish such information to Raymond James, confirmed in writing.

(i) Copies of Reports. During the period the Shares remain outstanding, unless the Shares have been listed on a national securities exchange or the Company’s stockholders shall have received securities that are listed on a national securities exchange for the Shares, Raymond James will be furnished with the following:

(i) as soon as practicable after they have been sent or made available by the Company to its stockholders or filed with the Commission, two copies of each annual and interim financial or other report provided to stockholders, excluding individual account statements sent to security holders of the Company in the ordinary course;

(ii) as soon as practicable, two copies of every press release issued by the Company and every material news item and article in respect of the Company or its affairs released by the Company; provided that the Company shall only have an obligation to furnish such press releases to Raymond James during the Managed Offering Term; and

(iii) additional documents and information with respect to the Company and its affairs as Raymond James may from time to time reasonably request.

Documents (other than final Prospectuses or supplements or amendments thereto for distribution to investors and the documents incorporated by reference therein) required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on the website of the Commission or any other Internet or intranet website, if any, to which Raymond James has access; provided that the Company shall notify Raymond James of the posting of any such documents.

(j) Sales Material. During the Managed Offering Term, the Company will deliver to Raymond James from time to time, all advertising and supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by Raymond James in connection with the Managed Offering, prior to the use or delivery to third parties of such material, and will not so use or deliver, in connection with the Offering, any such material to Raymond James’s customers or registered representatives without Raymond James’s prior written consent, which consent, in the case of material required by law, rule or regulation of any regulatory body including FINRA to be delivered, shall not be unreasonably withheld or delayed. During the Managed Offering Term, the Company shall ensure that all advertising and supplemental sales literature delivered by the Company for use by Raymond James will have received all required regulatory approval, which may include but is not limited to, approval by the Commission and state securities agencies but excludes any approval or review by FINRA (which shall be the responsibility of the Dealer Manager to the extent provided herein), prior to use by Raymond James. For the avoidance of doubt, ordinary course communications with the Company’s stockholders, including without limitation, the delivery of annual and quarterly reports and financial information, dividend notices, reports of net asset value and information regarding the tax treatment of distributions and similar matters shall not be considered advertising and supplemental sales material, unless the context otherwise requires.

(k) Use of Proceeds. During the Managed Offering Term, apply the proceeds from the sale of Shares in all material respects as set forth in the section of the Prospectus entitled “Estimated Use of Proceeds” and operate the business of the Company in all material respects in accordance with the descriptions of its business set forth in the Prospectus, as may be amended from time to time.

(l) Prospectus Delivery. Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus.

(m) Financial Statements. Make generally available to its stockholders as soon as practicable, but not later than the Availability Date, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the Effective Date but not later than the first day of the Company’s fiscal quarter next following the Effective Date. For purposes of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter (or if either of such dates specified above is a day the Commission is not open to receive filings, then the next such day that the Commission is open to receive filings).

(n) Compliance with Exchange Act. Comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

(o) Title to Property. During the Managed Offering Term, the Company (or any partnership or joint venture holding title to a particular Property) will acquire good and marketable title to each Property to be owned by it, as described in the Prospectus and future supplements to the Prospectus, it being understood that the Company may incur debt with respect to Properties and other assets in accordance with the Prospectus; and except as stated in the Prospectus, the Company (or any such partnership or joint venture) will possess all licenses, permits, zoning exceptions and approvals, consents and orders of governmental, municipal or regulatory authorities required for the ownership of the Properties, and prior to the commencement of construction for the development of any vacant land included therein as contemplated by the Prospectus, except where the failure to possess any such license, permit, zoning exception or approval, consent or order could not be reasonably likely to cause a Material Adverse Effect.

(p) Trade Names and Trademarks. The Company may not use any company name, trade name, trademark or service mark or logo of Raymond James or any person or entity controlling, controlled by, or under common control with Raymond James without Raymond James’s prior written consent.

(q) Net Asset Value Calculation and Valuation Procedures. The Company shall conduct valuations in accordance with the valuation procedures set forth in the Prospectus, as such may be amended from time to time. In addition, during the Managed Offering Term, the Company will use reasonable efforts to provide Raymond James with at least five business days’ notice of any material change to such valuation procedures, unless the Company’s board of directors, in exercising its fiduciary duties, requires a more prompt change to the valuation procedures.

II. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with Raymond James that it will:

(a) Prospectus Delivery. The Dealer Manager confirms that it is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the Offering of Shares contemplated by this Agreement, to the extent applicable.

(b) Sales Material. The Dealer Manager covenants that, except as otherwise agreed by Raymond James, all advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) to be used or delivered by the Company or any of its affiliates or Raymond James in connection with the Offering of the Shares to Raymond James customers has, or will have, to the extent required, been reviewed by the FINRA Advertising Review Department and revised in accordance with any comments received by the FINRA Advertising Review Department, prior to use.

(c) Licensing and Compliance. The Dealer Manager covenants that any persons employed or retained by it to provide sales support or wholesaling services in support of Raymond James or its clients shall be licensed in accordance with all applicable laws, will comply with all applicable federal and state securities laws and regulations, and will use only sales literature approved and authorized by the Dealer Manager.

(d) Reimbursement Policy. With respect to any payments made to Raymond James or Raymond James associated persons, the Dealer Manager and any of its agents, including any wholesalers, shall, as applicable, comply with (i) all applicable federal and state laws, regulations and rules and the rules of any applicable self-regulatory organization, including but not limited to, FINRA rules and interpretations governing cash and non-cash compensation, (ii) Raymond James’s policies governing marketing fees, cash compensation and non-cash compensation as communicated in writing to the Dealer Manager, provided that such policies comply with the rules and regulations of FINRA, such policies are communicated in writing to the Dealer Manager, and the Dealer Manager is notified in advance of these policies and any changes to such policies, and (iii) Raymond James’s wholesaler reimbursement policy as communicated in writing to the Dealer Manager, as amended from time to time in Raymond James’s sole discretion, provided that such policies comply with the rules and regulations of FINRA and the Dealer Manager is notified in advance of these policies and any changes to such policies.

(e) Trade Names and Trademarks. The Dealer Manager may not use any company name, trade name, trademark or service mark or logo of Raymond James or any person or entity controlling, controlled by, or under common control with Raymond James without Raymond James’s prior written consent.

5. Covenants of Raymond James. Raymond James covenants and agrees with the Company and the Dealer Manager as follows:

(a) Prospectus and Supplemental Information; Compliance with Laws. Raymond James is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any additional sales literature which has been approved in advance in writing by the Dealer Manager (“Supplemental Information”). The Dealer Manager will supply Raymond James with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Supplemental Information, for delivery to investors, and Raymond James will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. Raymond James agrees that it will not send or give any supplement to the Prospectus or any Supplemental Information to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Supplemental information. Raymond James agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Raymond James agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Raymond James agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Raymond James will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

In offering and selling Shares, Raymond James agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of Raymond James pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (the “GBLA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the Commission and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (d) this Agreement.

(b) License and Association Membership. Raymond James’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Raymond James is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if Raymond James ceases to be a member in good standing of FINRA. Raymond James agrees to notify the Dealer Manager immediately if Raymond James ceases to be a member in good standing of FINRA. Raymond James also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2111, 2310, and 5141, and Rule 2420 of the NASD Conduct Rules (or any such rule’s successor FINRA Rule).

(c) Limitation of Offer; Suitability. Raymond James will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Raymond James will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors and the suitability determination requirements set forth in the Prospectus. Raymond James will sell Class I Shares only to the extent permitted by this Agreement and only to those persons who are eligible to purchase Class I Shares as described in the Prospectus. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Raymond James shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Raymond James’s customer and such customer’s completed and executed Order Form. Raymond James agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by the membership of the North American Securities Administrators Association, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares.

(d) Disclosure Review; Confidentiality of Information. If Raymond James relies upon the results of any inquiry conducted by another member or members of FINRA, Raymond James shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

Raymond James agrees to continue to adhere to and be bound by that certain letter agreement, dated March 12, 2013, by and between the Company and Raymond James concerning the confidential information of the Company and its affiliates. Raymond James acknowledges that Raymond James or its diligence personnel may in the future receive confidential information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the restrictions of the letter agreement will apply to any confidential information received in the future through any source or medium.

(e) Raymond James’s Compliance with Anti-Money Laundering Rules and Regulations. Raymond James hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. Raymond James hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Raymond James agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Raymond James will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Raymond James will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Raymond James will certify annually to the Dealer Manager that Raymond James (i) has implemented its anti-money laundering compliance program and (ii) will perform the specified requirements of its customer identification policies and procedures.

(f)	Privacy. Raymond James agrees as follows:

Raymond James agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Raymond James may share with the Company and the Company may share with Raymond James nonpublic personal information (as defined under the GLBA) of customers of Raymond James. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Raymond James shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Raymond James served as the broker dealer of record for such customer’s account. Raymond James, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 5(f). Except as expressly permitted under the FCRA, Raymond James agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Raymond James shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Raymond James, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 5(f), it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 5(f), shall be prohibited.

Raymond James shall implement reasonable measures designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Raymond James further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Raymond James provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section 5(f).

(g) Raymond James’s Undertaking to Not Facilitate a Secondary Market in the Shares. Raymond James acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. Raymond James also acknowledges that the Company’s share redemption program for the Shares (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. Raymond James further acknowledges that the Company is obligated to immediately terminate the Program if the Shares are listed on a national securities exchange or if a secondary market in the Shares is otherwise established. Raymond James hereby agrees that so long as the Company is offering Shares under a registration statement filed with the Commission (including any follow-on offering of the Shares) and the Company has not listed the Shares on a national securities exchange, Raymond James will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

(h) Accuracy of Information. No written information supplied by Raymond James specifically for use in the Registration Statement, in the Prospectus or in any Supplemental Information, will contain any untrue statements of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which they were made, not misleading.

(i) Sale of Shares. Raymond James shall solicit purchasers of the Shares only in the jurisdictions in which Raymond James has been advised by the Company (including pursuant to the Blue Sky Memorandum, and any updates thereto, delivered to Raymond James pursuant to Section 4(I)(d)) that such solicitations can be made and in which Raymond James is qualified to so act.

6. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or if this Agreement is terminated, the Company and/or the Dealer Manager, as designated in the Prospectus, will pay or cause to be paid, in addition to the compensation described in Section 3(d) (which Raymond James may retain up to the point of termination unless this Agreement is terminated without any Shares being sold, in which case no such compensation shall be paid), all fees and expenses incurred in connection with the formation, qualification and registration of the Company and in marketing, distributing and processing the Shares under applicable federal and state law, and any other fees and expenses actually incurred and directly related to the Offering and the Company’s other obligations under this Agreement, including such fees and expenses as: (i) the preparing, printing, filing and delivering of the Registration Statement (as originally filed and all amendments thereto) and of the Prospectus and any amendments thereof or supplements thereto and the preparing and printing of this Agreement and Order Forms, including the cost of all copies thereof and any financial statements or exhibits relating to the foregoing supplied to Raymond James in quantities reasonably requested by Raymond James; (ii) the preparing and printing of the subscription material and related documents and the filing and/or recording of such certified certificates or other documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of the Company; (iii) the issuance and delivery of the Shares, including any transfer or other taxes payable thereon; (iv) the qualification or registration of the Shares under state securities or “blue sky” laws; (v) the filing fees payable to the Commission and to FINRA; (vi) the preparation and printing of advertising material in connection with and relating to the Offering, including the cost of all sales literature approved by the Company or the Dealer Manager; (vii) the cost and expenses of counsel and accountants of the Company; (viii) the transportation, lodging, graphics, and other expenses related to the Company’s preparation and participation in the Managed Offering roadshow; and (ix) fees and expenses of the transfer agent and registrar.

Notwithstanding the foregoing, Raymond James will bear its customary expenses in connection with the Offering, including the fees and expenses of its counsel; the cost of advertising the Offering other than as set forth above; its travel and promotional expenses; and all of its expenses incurred in document review, due diligence and marketing the Offering.

(b) Limitation. Notwithstanding the foregoing, the total compensation paid to Raymond James from the Company and the Dealer Manager in connection with the Offering pursuant to Section 3(d) hereof and this Section 6 shall not exceed the limitations prescribed by FINRA Rule 2310. The Company, the Dealer Manager and Raymond James agree to monitor the payment of all fees and expense reimbursements to assure that FINRA limitations are not exceeded. Accordingly, if at any time during the term of the Offering, the Company determines in good faith that any payment to Raymond James pursuant to this Agreement could result in a violation of the applicable FINRA regulations, the Company shall promptly notify Raymond James, and the Company and Raymond James agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with applicable FINRA regulations. However, nothing in this Agreement shall relieve Raymond James of its obligations to comply with FINRA Rule 2310.

7. Conditions of Raymond James’s Obligations. Raymond James’s obligations hereunder shall be subject to the continued accuracy of the representations, warranties and agreements of the Company during the Managed Offering Term, to the performance by the Company of its obligations hereunder and to the following terms and conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the Commission. At any time during the term of this Agreement, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission with respect to the Registration Statement; and all requests for additional information on the part of the Commission and state securities administrators shall have been complied with and no stop order or similar order shall have been issued or proceedings therefor initiated or threatened by any state securities authority in any jurisdiction in which the Company intends to offer Shares.

(b) Closings. The Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Raymond James, as a condition of Raymond James’s obligations hereunder, those documents as described in this Section 7 as of the date hereof and on each Closing Date.

(c) Opinion of Counsel. Raymond James shall receive the favorable opinion of DLA Piper LLP (US), counsel for the Company, the Dealer Manager and the Advisor, dated as of the date hereof or as of each Closing Date, as applicable, addressed to Raymond James substantially in the form attached hereto as Exhibit A.

(d) Accountant’s Letter. On the date hereof, Raymond James shall have received from KPMG LLP a comfort letter, in form and substance reasonably satisfactory to Raymond James in all material respects.

(e) Update of Accountant’s Letter. Raymond James shall receive from KPMG LLP on each Closing Date, a comfort letter, in form and substance reasonably satisfactory to Raymond James in all material respects, provided that (i) the date of such comfort letter shall be a date not more than five days prior to each such Closing Date, (ii) such comfort letter shall cover the Registration Statement and Prospectus (including all documents incorporated by reference therein, as amended and supplemented through the date of the latest post-effective amendment that triggers such Closing Date (the “Current Filing”)), and (iii) if financial statements or financial information of any other entity are included in the Current Filing, the comfort letter to be received by Raymond James shall also cover such financial statements or financial information.

(f) Stop Orders. On the Effective Date and during the Effective Term no order suspending the sale of the Shares in any jurisdiction nor any stop order issued by the Commission shall have been issued, and on the Effective Date and during the Effective Term no proceedings relating to any such suspension or stop orders shall have been instituted, or to the knowledge of the Company, shall be contemplated.

(g) “Blue Sky” Memorandum. On or before the date hereof, and on each Closing Date, Raymond James shall have received the Blue Sky Memorandum described in Section 4(I)(d) above.

(h) Information Concerning the Advisor. On the date hereof and as of each Closing Date, Raymond James shall receive a letter from the Advisor dated the date hereof or as of each Closing Date, as applicable, confirming that: (1) the Advisory Agreement has been duly and validly authorized, executed and delivered by the Advisor and constitutes a valid agreement of the Advisor enforceable in accordance with its terms; (2) the execution and delivery of the Advisory Agreement, the consummation of the transactions therein contemplated and compliance with the terms of the Advisory Agreement by the Advisor will not conflict with or constitute a default under its limited liability company agreement or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Advisor is a party, or a violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor, or any of its property, except for such violations that would not reasonably be expected to have a Material Adverse Effect; (3) no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor, or for the consummation of the transactions contemplated thereby, other than those that have been already made or obtained; and (4) the Advisor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in each other jurisdiction in which the nature of its business would make such qualification necessary and the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(i) Confirmation. As of the date hereof and at each Closing Date, as the case may be:

i.	the representations and warranties of each of the Company, the Advisor and the Dealer Manager (collectively, “Issuer Entities”) in the Agreement shall be true and correct with the same effect as if made on the date hereof or the Closing Date, as the case may be, and each of the Issuer Entities have performed all covenants or conditions on their part to be performed or satisfied at or prior to the date hereof or respective Closing Date;

ii.	the Registration Statement (and any amendments or supplements thereto and any documents incorporated by reference therein) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, at the time of filing thereof, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus (and any amendments or supplements thereto-and any documents incorporated by reference therein) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

iii.	except as set forth in the Prospectus, there shall have been no material adverse change in the business, properties, prospects or condition (financial or otherwise) of the Company, the Operating Partnership or any of their subsidiaries, subsequent to the date of the latest balance sheets provided in the Registration Statement and the Prospectus; and

iv.	since the date hereof, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus in order to cause such Prospectus not to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but which has not been so set forth.

Raymond James shall receive a certificate dated the date hereof and each Closing Date, as the case may be, confirming the above.

If any of the conditions specified in this Agreement shall not have been fulfilled when and as required by this Agreement, all Raymond James’s obligations hereunder and thereunder may be canceled by Raymond James by notifying the Company of such cancellation in writing or by telecopy at any time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Sections 3(d), 6, 8, 9 and 10 of this Agreement. All certificates, letters and other documents referred to in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Raymond James and Raymond James’s counsel. The Company will furnish Raymond James with conformed copies of such certificates, letters and other documents as Raymond James shall reasonably request.

8. Indemnification.

(a) Indemnification. The Company, with respect to Section 8(a)(i)-(v), the Dealer Manager, with respect to Section 8(a)(vi), and the Advisor, with respect to Section 8(a)(vii), separately and not jointly agrees to indemnify, defend and hold harmless Raymond James, Raymond James Financial, Inc., and each person, if any, who controls Raymond James within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees, agents and affiliates from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact contained: (i) in the Registration Statement (or any amendment thereto), the Preliminary Prospectus (at the time of filing thereof) or in the Prospectus (as from time to time amended or supplemented); (ii) in any application or other document (in this Section 8 collectively, “Application”) executed by the Company or based upon information furnished by the Company and filed in any jurisdiction in order to qualify the Shares under the securities laws thereof, or in any amendment or supplement thereto; (iii) in any Issuer Free Writing Prospectus, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus; or (iv) in the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K; provided however that the Company shall not be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Raymond James expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;

(ii) the omission or alleged omission from (i) the Registration Statement (or any amendment thereto), the Preliminary Prospectus (at the time of filing thereof) or in the Prospectus (as from time to time amended or supplemented); (ii) any Applications; or (iii) the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided however that the Company shall not be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Raymond James expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;

(iii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any supplemental sales material (whether designated for broker-dealer use or otherwise), including any electronic road shows, approved by the Company for use by Raymond James or any omission or alleged omission to state therein a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus delivered therewith or prior thereto, not misleading;

(iv) any communication regarding the valuation of the Shares provided by or on behalf of the Company;

(v) the breach by the Company or any employee or agent acting on its behalf, of any of the representations, warranties, covenants, terms and conditions of this Agreement;

(vi) with respect to the Dealer Manager, the breach by the Dealer Manager or any employee or agent acting on its behalf of any of the representations, warranties, covenants, terms and conditions of this Agreement; and

(vii) with respect to the Advisor, the breach by the Advisor or any employee or agent acting on its behalf of any of the representations, warranties, covenants, terms and conditions of this Agreement;

Notwithstanding the foregoing, no indemnification by an Issuer Entity of Raymond James, Raymond James Financial, Inc., or each person, if any, who controls Raymond James within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees, agents or affiliates, pursuant to Section 8(a) shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

(b) Indemnification by Raymond James. Subject to the conditions set forth below, Raymond James agrees to indemnify and hold harmless the Company, each of its directors and trustees, those of its officers who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company contained in subsections (a)(i) and (a)(ii) of this Section, as incurred, but only with respect to an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement (as from time to time amended or supplemented) or in the Prospectus (as from time to time amended or supplemented), or any related preliminary prospectus, or any Application made in reliance upon or, in conformity with, written information furnished by Raymond James expressly for use in such Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or in any related preliminary prospectus or in any of such applications.

(c) Procedure for Making Claims. Each indemnified party shall give prompt notice to each indemnifying party of any claim or action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability that it may have hereunder, except to the extent it has been materially prejudiced by such failure, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, jointly with any other indemnifying parties receiving such notice, shall assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

The indemnity agreements contained in this Section 8 and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any termination of this Agreement. An indemnifying party shall not be liable to an indemnified party on account of any settlement, compromise or consent to the entry of judgment of any claim or action effected without the consent of such indemnifying party. The Company agrees promptly to notify Raymond James of the commencement of any litigation or proceedings against the Company in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

(d) Contribution. Subject to the limitations and exceptions set forth in Section 8(a) hereof and in order to provide for just and equitable contribution where the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein (collectively, “Losses”), except by reason of the terms thereof, the Issuer Entities on the one hand and Raymond James on the other shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Issuer Entities, on the one hand, and Raymond James on the other from the Offering based on the public offering price of the Shares sold and the Dealer Manager Fees, Primary Dealer Fee and due diligence expense reimbursements received by Raymond James with respect to such Shares sold. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to above but also the relative fault of the Issuer Entities, on the one hand and Raymond James on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer Entities, on the one hand and Raymond James on the other shall be deemed to be in the same proportion as (a) the sum of (i) the aggregate net compensation retained by the Issuer Entities and their affiliates for the purchase of Shares sold by Raymond James and (ii) total proceeds from the Offering (net of Dealer Manager Fees, Primary Dealer Fee, and due diligence expense reimbursements paid to Raymond James but before deducting expenses) received by the Company from the sale of Shares by Raymond James bears to (b) the Dealer Manager Fees, Primary Dealer Fee, and due diligence expense reimbursements retained by Raymond James. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an Issuer Entity, on the one hand or Raymond James on the other. The Company agrees with Raymond James that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Raymond James shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares subscribed for through Raymond James were offered to the subscribers exceeds the amount of any damages which Raymond James has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the amount of Raymond James’s contribution to the liability exceed the net aggregate Dealer Manager Fees, Primary Dealer Fee, due diligence expense reimbursements and any other compensation retained by Raymond James with respect to Class I Primary Shares sold through Raymond James during the Managed Offering Term pursuant to this Agreement and DRIP Shares purchased with distributions paid on such Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Section 10(b) of the Exchange Act, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person that controls Raymond James within the meaning of Section 15 of the Securities Act shall have the same right to contribution as Raymond James, and each person who controls the Company within the meaning of Section 15 of the Securities Act shall have the same right to contribution as the Company.

9. Representations and Agreements to Survive. All representations and warranties contained in this Agreement or in certificates and all agreements contained in Sections 3(d), 6, 8, 9 and 10 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by any party, and shall survive the termination of this Agreement.

10. Effective Date, Term and Termination of this Agreement.

(a) This Agreement shall become effective as of the date it is executed by all parties hereto. After this Agreement becomes effective, the Agreement shall terminate on the day following the final day of the Effective Term; provided that any party may terminate this Agreement prior to such date at any time for any reason by giving two days’ prior written notice to the other parties. Raymond James will suspend or terminate the offer and sale of Shares as soon as practicable after being requested to do so by the Company or the Dealer Manager at any time.

(b) Additionally, Raymond James shall have the right to terminate this Agreement at any time during the Effective Term without liability of any party to any other party except as provided in Section 10(c) hereof if: (i) any representations or warranties of any Issuer Entity hereunder shall be found to have been incorrect; or (ii) any Issuer Entity shall fail, refuse or be unable to perform any condition of its obligations hereunder, or (iii) the Prospectus shall have been amended or supplemented despite Raymond James’s objection to such amendment or supplement, or (iv) the United States shall have become involved in a war or major hostilities or a material escalation of hostilities or acts of terrorism involving the United States or other national or international calamity or crisis (other than hostilities including Iraq and Afghanistan); or (v) a banking moratorium shall have been declared by a state or federal authority or person; or (vi) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Raymond James’s good faith opinion make it inadvisable to proceed with the offering and sale of the Class I Shares; or (vii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Raymond James’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.

(c) In the event this Agreement is terminated by any party pursuant to Sections 10(a) or 10(b) hereof, the Company shall pay all expenses of the Offering as required by Section 6 hereof and no party will have any additional liability to any other party except for any liability which may exist under Sections 3(d) and 8 hereof. Following the termination of the Offering, in no event will the Company be liable to reimburse Raymond James for expenses other than as set forth in the previous sentence.

(d) If Raymond James elects to terminate this Agreement as provided in this Section 10, Raymond James shall notify the Company promptly by telephone or facsimile with confirmation by letter. If the Company elects to terminate this Agreement as provided in this Section 10, the Company shall notify Raymond James promptly by telephone or facsimile with confirmation by letter.

11. Notices.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Issuer Entities shall be mailed, or personally delivered, to Dividend Capital Diversified Property Fund Inc., 518 17th Street, 17th Floor, Denver, CO 80202, Attention: Joshua J. Widoff, Executive Vice President, General Counsel and Secretary, and if sent to Raymond James shall be mailed, or personally delivered, to 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel.

(b) Notice shall be deemed to be given by any respective party to any other respective party when it is mailed or personally delivered as provided in subsection (a) of this Section 11.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon Raymond James, the Issuer Entities, and the controlling persons, trustees, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding the foregoing, this Agreement may not be assigned without the consent of the parties hereto.

13.	Choice of Law and Arbitration.

(a) Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of New York without regard to and exclusive of New York’s conflict of laws rules.

(b) Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with the rules and regulations of FINRA. In the event of any dispute between Raymond James and any of the Company, the Dealer Manager or the Advisor, each of Raymond James and the Company, the Dealer Manager and the Advisor will continue to perform their respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

14. Counterparts. This Agreement may be signed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same Agreement among the parties.

15. Finders’ Fees. Raymond James shall have no liability for any finders’ fees owed in connection with the transactions contemplated by this Agreement.

16. Severability. Any provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

17. Use and Disclosure of Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

Raymond James Confidential Information.

(a) “Raymond James Confidential Information” includes, but is not limited to, all proprietary and confidential information of Raymond James and its subsidiaries, affiliates, and licensees, including without limitation all information regarding its customers and the customers of its subsidiaries, affiliates, or licensees (together “Raymond James Customers”); or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such Raymond James Customers; or any information derived therefrom. Raymond James Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by an Issuer Entity, in violation of this Agreement, (ii) demonstrably known to an Issuer Entity prior to execution of this Agreement, (iii) independently developed by an Issuer Entity in the ordinary course of business outside of this Agreement, or (iv) rightfully and lawfully obtained by an Issuer Entity from any third party other than Raymond James.

(b) No Issuer Entity may use or disclose Raymond James Confidential Information for any purpose other than to carry out the purpose for which Raymond James Confidential Information was provided to the Issuer Entities as set forth in the Agreement and/or as may otherwise be required or compelled by applicable law, regulation or court order, and agrees to cause all the Issuer Entities’ employees, agents, representatives, or any other party to whom the Issuer Entities may provide access to or disclose Raymond James Confidential Information to limit the use and disclosure of Raymond James Confidential Information to that purpose. If any Issuer Entity is required or compelled by applicable law, regulation or court order to disclose Raymond James Confidential Information, the Issuer Entity shall use its reasonable best efforts to notify Raymond James of such requirement prior to making the disclosure.

(c) The Issuer Entities agree to implement reasonable measures designed (i) to assure the security and confidentiality of Raymond James Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Raymond James Confidential Information that could result in substantial harm or inconvenience to any Raymond James Customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable domestic, foreign and local laws and regulations (including, but not limited to, the Gramm-Leach-Bliley Act and Massachusetts 201 C.M.R. sections 17.00-17.04 as applicable ) and any other legal, regulatory or SRO requirements. The Issuer Entities further agree to cause all of their respective agents, representatives, subcontractors, or any other party to whom the Issuer Entities may provide access to or disclose Raymond James Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

(d) Upon Raymond James’s request, the Issuer Entities shall promptly return Raymond James Confidential Information (and any copies, extracts, and summaries thereof) to Raymond James, or, with Raymond James’s written consent, shall promptly destroy, in a manner satisfactory to Raymond James, such materials (and any copies, extracts, and summaries thereof) and shall further provide Raymond James with written confirmation of same.

18. Amendments. This Agreement shall only be amended upon written agreement executed by each of the parties hereto.

19. Additional Offerings. The terms of this Agreement may be extended to cover additional offerings of shares of the Company by the execution by the parties hereto of an addendum identifying the shares and registration statement relating to such additional offering. Upon execution of such addendum, the terms “Shares”, “Offering”, “Registration Statement” and “Prospectus” set forth herein shall be deemed to be amended as set forth in such addendum.

20. Additional Selected Dealer Agreements. The parties hereto may enter additional selected dealer agreements with respect to other managed offerings, other classes of shares to be sold in the Offering, or other offerings. The parties hereto agree that the representations, warranties, covenants, and agreements herein, including but not limited to the indemnification and contribution agreements, shall apply solely with respect to the activities of Raymond James as a selected dealer (i) with respect to Class I Shares sold in the Primary Offering through the Managed Offering Term and (ii) with respect to DRIP Shares purchased with distributions paid on such Shares sold by Raymond James during the Effective Term.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/s/ Jeffrey L. Johnson
Name:	Jeffrey L. Johnson
Title:	Chief Executive Officer

DIVIDEND CAPITAL SECURITIES LLC

By:	/s/ Charles Murray
Name:	Charles Murray
Title:	President

DIVIDEND CAPITAL TOTAL ADVISORS LLC

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager

Accepted as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ James Graff
Name:	James Graff
Title:	Managing Director

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT

NAME OF ISSUER: DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

NAME OF PARTICIPATING BROKER-DEALER: RAYMOND JAMES & ASSOCIATES, INC.

Dealer Manager Fee reallowance: With respect to Class I Primary Shares sold through Raymond James during the Managed Offering Term pursuant to this Agreement and DRIP Shares purchased with distributions paid on such Shares, 1/365th of 0.10% of the NAV per share for each day

Primary Dealer Fee: With respect to Class I Primary Shares sold through Raymond James during the Managed Offering Term pursuant to this Agreement, 4.5% of the gross proceeds raised from the sale of such Shares

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT

NAME OF ISSUER: DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

NAME OF PARTICIPATING BROKER-DEALER: RAYMOND JAMES & ASSOCIATES, INC.

SCHEDULE TO AGREEMENT DATED:

Raymond James hereby authorizes the Dealer Manager or its agent to deposit dealer manager fees and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Raymond James notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Raymond James’s account, the Dealer Manager is authorized to debit the account with no prior notice to Raymond James for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

RAYMOND JAMES & ASSOCIATES, INC.

By:

Name:

Title:

Date:

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